Exhibit 99.1
Post Holdings Announces Early Results of the Previously Announced Cash Tender Offers and Consent Solicitations and Extension of the Early Tender Deadline for the Cash Tender Offer of 8.00% Senior Notes Due 2025
St. Louis, Missouri - May 22, 2017 - Post Holdings, Inc. (NYSE:POST) (the “Company” or “Post”) today announced the early tender results as of 5:00 p.m. New York City time on May 19, 2017 (the “Early Tender Deadline” and the “Withdrawal Deadline”) for its previously announced cash tender offers (the “Tender Offers”) and consent solicitations (the “Consent Solicitations”) for its (i) 7.75% senior notes due 2024 (the “2024 Notes”), having an aggregate outstanding principal amount of $800.0 million, and (ii) its 8.00% senior notes due 2025 (the “2025 Notes”), having an aggregate outstanding principal amount of $400.0 million.
According to Global Bondholder Services Corporation, as of the Early Tender Deadline, $650,979,000 in aggregate principal amount, or approximately 81.4%, of 2024 Notes outstanding, had been validly tendered and not validly withdrawn, and $262,422,000 in aggregate principal amount, or approximately 65.6%, of 2025 Notes outstanding, had been validly tendered and not validly withdrawn.
The Company also announced it has extended the Early Tender Deadline for the 2025 Notes to 5:00 p.m. New York City time on May 23, 2017 (the “Extended Early Tender Deadline”). Holders that validly tender their 2025 Notes prior to the Extended Early Tender Deadline will be entitled to receive the previously announced consent payment of $30.00 per $1,000 principal amount of 2025 Notes. The Company expects to accept for payment on May 24, 2017, the previously announced initial payment date (the “Initial Payment Date”), subject to the terms and conditions specified in the Offer to Purchase and Consent Solicitation Statement dated May 8, 2017 (the “Offer to Purchase”), all 2024 Notes and 2025 Notes validly tendered and not validly withdrawn on or prior to the Early Tender Deadline or the Extended Early Tender Deadline, as applicable. 2024 Notes and 2025 Notes validly tendered after the Withdrawal Deadline may not be withdrawn or revoked.
All references to the “Early Tender Deadline” in the Offer to Purchase and the Letter of Transmittal and Consent (the “Letter of Transmittal”) as they pertain to the 2025 Notes shall now be deemed to be references to the Extended Early Tender Deadline. The other terms and conditions of the Tender Offers and the Consent Solicitations remain unchanged except as provided in this announcement.
The Company has received consents sufficient to approve amendments to the respective indentures governing the 2024 Notes and 2025 Notes (together, the “Indentures”) and the Company, the trustee for the Indentures, and certain guarantors party to each Indenture executed supplemental indentures (the “Supplemental Indentures”) on May 19, 2017. The Supplemental Indentures amend the Indentures to eliminate substantially all of the restrictive covenants and certain events of default applicable to the 2024 Notes and 2025 Notes on the terms and subject to the conditions set forth in the Offer to Purchase, and the amendments will become operative upon the Company’s acceptance of the validly tendered and not validly withdrawn 2024 Notes and 2025 Notes for purchase on the Initial Payment Date. Each of the Tender Offers and Consent Solicitations remains subject to the satisfaction or waiver of several conditions as set forth in the Offer to Purchase, including the receipt by the Company of proceeds from a new incremental term loan under the Company’s existing credit agreement on terms satisfactory to the Company that, together with cash on hand, is in an amount that is sufficient to effect the repurchase of the 2024 Notes and 2025 Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offers. Once operative, the Supplemental Indentures will be binding on all holders of 2024 Notes or 2025 Notes, even those whose 2024 Notes or 2025 Notes were not validly tendered and not validly withdrawn on or before the Early Tender Deadline and accepted for purchase, as described in the Offer to Purchase.
Holders of 2024 Notes and 2025 Notes may still tender their 2024 Notes and 2025 Notes pursuant to the Offer to Purchase until midnight, New York City time, at the end of June 5, 2017, unless the Tender Offers are extended or earlier terminated by the Company (such time and date, as they may be extended or earlier terminated, the “Expiration Time”). The final settlement date for 2024 Notes tendered after May 19, 2017 and 2025 Notes tendered after May 23, 2017 but prior to the Expiration Time is currently expected to occur on June 6, 2017. Holders that validly tender their 2024 Notes after May 19, 2017 or 2025 Notes after May 23, 2017 but prior to the Expiration Time will receive only the Tender Offer Consideration (as defined below) on the final settlement date.
The following table summarizes the material pricing terms for the Tender Offers:

Title of Notes	Outstanding Principal Amount	Consent Payment (1) (3)	Tender Offer Consideration (1) (2)	Total Consideration (1) (2)
7.75% Senior Notes due 2024	$800,000,000	$30.00	$1,106.25	$1,136.25
8.00% Senior Notes due 2025	$400,000,000	$30.00	$1,135.00	$1,165.00

(1) Per $1,000 principal amount of 2024 Notes or 2025 Notes tendered and accepted for purchase.
(2) Does not include accrued and unpaid interest that will be paid on the 2024 Notes and 2025 Notes accepted for purchase.
(3) Included in the Total Consideration for 2024 Notes tendered and accepted for purchase at or prior to the Early Tender Deadline and 2025 Notes tendered and accepted for purchase at or prior to the Extended Early Tender Deadline.

The Total Consideration for each $1,000 principal amount of 2024 Notes validly tendered and not validly withdrawn prior to the Early Tender Deadline or 2025 Notes validly tendered and not validly withdrawn prior to the Extended Early Tender Deadline is $1,136.25 and $1,165.00, respectively, which includes a consent payment of $30.00 per $1,000 principal amount of 2024 Notes and a consent payment of $30.00 per $1,000 principal amount of 2025 Notes. Holders tendering 2024 Notes after the Early Tender Deadline or 2025 Notes after the Extended Early Tender Deadline will be eligible to receive only the Tender Offer Consideration, which is $1,106.25 for each $1,000 principal amount of 2024 Notes or $1,135.00 for each $1,000 principal amount of 2025 Notes. Holders will also receive accrued and unpaid interest to, but not including, the applicable settlement date for such 2024 Notes or 2025 Notes that the Company accepts for purchase in the Tender Offers.
Credit Suisse is acting as the sole dealer manager for the Tender Offers. The information agent and tender agent is Global Bondholder Services Corporation. Copies of the Offer to Purchase, Letter of Transmittal and related tender offering and consent solicitation materials are available by contacting the information agent at (212) 430-3774 (banks and brokers) and at (866) 470-4500 (all others). Questions regarding the Tender Offers and Consent Solicitations should be directed to Credit Suisse at (800) 820-1653.
The Company intends to issue a notice of redemption on May 22, 2017 to redeem the remaining outstanding 2024 Notes pursuant to the redemption and satisfaction and discharge provisions of the Indenture for the 2024 Notes, as supplemented by the Supplemental Indenture for the 2024 Notes, at a redemption price pursuant to the terms of the Indenture for the 2024 Notes, plus accrued and unpaid interest, if any, to the redemption date of June 7, 2017. At this time, the Company does not contemplate a redemption of any 2025 Notes that are not validly tendered in the Tender Offers.
None of the Company, the dealer manager, the information agent and tender agent, or the trustee for the 2024 Notes and 2025 Notes, or any of their respective affiliates, is making any recommendation as to whether holders should tender any 2024 Notes or 2025 Notes in response to the Tender Offers. Holders must make their own decision as to whether to tender any of their 2024 Notes or 2025 Notes and, if so, the principal amount of 2024 Notes or 2025 Notes to tender. This announcement is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful. The Tender Offers are being made solely by means of the Offer to Purchase. In those jurisdictions where the securities, blue sky or other laws require any tender offer to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Company by the dealer manager or one or more registered brokers or dealers licensed under the laws of such jurisdiction.
Cautionary Statement on Forward-Looking Language
Forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, are made throughout this release. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may,” or similar expressions elsewhere in this release. All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay or negatively impact the Tender Offers and Consent Solicitations, the new incremental term loan and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the Securities and

Exchange Commission. These forward-looking statements represent the Company’s judgment as of the date of this press release. The Company disclaims, however, any intent or obligation to update these forward-looking statements. There can be no assurance that the proposed transactions will be completed as anticipated or at all.
Contact:
Investor Relations
Brad Harper
brad.harper@postholdings.com
(314) 644-7626